As filed with the Securities and Exchange Commission on July 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALGOMA STEEL GROUP INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3312	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4, Canada

Tel: (705) 945-2351

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Algoma Steel USA Inc.

1209 Orange Street

Wilmington, Delaware 19801

Tel: (302) 658-7581

(Name, Address (Including Zip Code) and Telephone Number

(Including Area Code) of Agent for Service of Process in the United States)

Copies to:

John Naccarato 105 West Street Sault Ste. Marie, Ontario P6A 7B4, Canada (705) 945-2351	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Tel: (212) 373-3000	Robert Chadwick Michael Partridge Goodmans LLP 333 Bay Street, Suite 3400, Toronto, Ontario Canada M5H 2S7 (416) 597-5498

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below)

		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the
Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement relates to registration statement 333-272816.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	July 18, 2025

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Units

Warrants

Algoma Steel Group Inc. (“Algoma” or the “Corporation”) may offer and sell from time to time common shares (the “Common Shares”), preferred shares (the “Preferred Shares”), debt securities (the “Debt Securities”), subscription receipts (the “Subscription Receipts”), units (the “Units”) and warrants (the “Warrants”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more series or issuances during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together or in any combination, and as separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement to this Prospectus (a “Prospectus Supplement”). This Prospectus may qualify an “at-the-market distribution”, as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators. In addition, one or more securityholders of the Corporation may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

Algoma is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Algoma prepares its financial statements, which are incorporated by reference herein, in Canadian dollars and in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”) and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of British Columbia, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in this Prospectus may be, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States. See “Enforceability of Certain Civil Liabilities”.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES REGULATOR, NOR ANY CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.

Algoma will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more Prospectus Supplements.

As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below) and OSC Rule 44-503 – Exemption for Well-known Seasoned Issuers (“OSC Rule 44-503”) and is relying on such status in connection with this Prospectus. All applicable information permitted under applicable laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers, designated by the Corporation from time to time. Each Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the terms of the offering, including the number and terms of the Securities to which such Prospectus Supplement relates, the type of Security being offered, the method of distribution of such Securities, the name or names of any underwriters, dealers or agents with whom the Corporation has entered into arrangements with respect to the sale of such Securities and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in connection with an “at-the-market distribution”, the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter’s, dealer’s or agent’s over-allocation position acquires those Securities under this Prospectus, as supplemented by any Prospectus Supplement. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-market” prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities. See “Plan of Distribution”.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and listed on The Nasdaq Global Select Market (“Nasdaq”), in each case under the trading symbol “ASTL”. In addition, certain outstanding warrants of Algoma to purchase Common Shares at an exercise price of US$11.50 per Common Share (the “Public Warrants”) are listed and posted for trading on the TSX and listed on Nasdaq under the symbols “ASTL.WT” and “ASTLW”, respectively. On July 17, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$9.49 and on Nasdaq was US$6.90, and the closing price of the Public Warrants on the TSX was C$0.52 and on Nasdaq was US$0.42. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

- ii -

The Corporation’s head office is located at 105 West Street, Sault Ste. Marie, Ontario, Canada and its registered address is 1055 West Hastings Street, Vancouver, British Columbia, Canada.

Eric Rosenfeld, David Sgro and Melinda Newman, each being a director of the Corporation, reside outside Canada. Mr. Rosenfeld, Mr. Sgro and Ms. Newman have each appointed Algoma at 105 West Street, Sault Ste. Marie, Ontario, Canada, as their agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Investing in the Securities involves significant risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement and the documents incorporated by reference therein, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Cautionary Note Regarding Forward-Looking Statements and Information” and “Risk Factors”.

Algoma will file an undertaking with each of the securities regulatory authorities in each of the provinces and territories of Canada (except for Quebec) that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

- iii -

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references to Algoma or the Corporation include direct and indirect subsidiaries of Algoma Steel Group Inc.

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different or additional information and takes no responsibility for, and can provide no assurance as to the reliability of, any other information that may be provided to readers. If anyone provides readers with any different, additional, inconsistent or other information, readers should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities pursuant thereto. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Corporation’s website should not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or incorporated by reference herein and therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. The Securities will not be distributed, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” under applicable Canadian securities legislation (collectively, “forward-looking statements”), that are subject to risks and uncertainties. These forward-looking statements include information about imposed and threatened tariffs, including the impact, timing and resolution thereof, possible or assumed future results of Algoma’s business, financial condition, results of operations, liquidity, plans and strategic objectives, Algoma’s expectation to pay a quarterly dividend, the expected timing of the EAF (as defined below) transformation and the resulting increase in raw steel production capacity and reduction in carbon emissions. In some cases, readers can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. In addition, Algoma’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in the Corporation’s expectations not being realized or otherwise materially affect its financial position, financial performance and cash flows. Although management believes that expectations reflected in forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be regarded as a representation by the Corporation or any other person that the anticipated results will be achieved. The Corporation cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. The Corporation’s forward-looking statements are not guarantees of future performance, and actual events, results and outcomes may differ materially from its expectations suggested in any forward-looking statements due to a variety of factors, including, among others, those set forth provided under “Risk Factors” in this Prospectus and the documents incorporated by reference herein, including the Annual Information Form (as defined below). Although it is not possible to identify all of these factors, they include, among others, the following:

•	future financial performance;

•	future cash flow and liquidity;

•	future capital investment;

•	low-priced steel imports, decreased trade regulation, and other trade barriers including tariffs and/or trade wars;

•	Algoma’s ability to operate its business, remain in compliance with debt covenants and make payments on its indebtedness, with a substantial amount of indebtedness;

•	restrictive covenants in debt agreements limit the Corporation’s discretion to operate its business;

•	significant domestic and international competition;

•	macroeconomic pressures such as inflation and interest rates in the markets in which the Corporation operates;

•	increased use of competitive products;

•	a protracted fall in steel prices resulting in reduced revenue and/or impairment of assets;

•	excess capacity, resulting in part from expanded production in China and other developing economies;

•	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of Algoma’s key customers;

•	increases in annual funding obligations resulting from Algoma’s under-funded pension plans;

•	supply and cost of raw materials and energy;

•	impact of a downgrade in credit rating, including on access to sources of liquidity;

•	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;

•	environmental compliance and remediation;

•	unexpected equipment failures and other business interruptions;

•	a protracted global recession or depression;

•

changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations, including potential environmental liabilities that are not covered by an effective indemnity or insurance;

•	risks associated with existing and potential lawsuits and regulatory actions against the Corporation;

•	impact of disputes arising with Algoma’s partners;

•

the ability of Algoma to implement and realize its business plans, including Algoma’s ability to complete its transition to electric arc furnace (“EAF”) steelmaking on time and at its anticipated cost;

•	Algoma’s ability to operate the EAF;

•	expected increases in liquid steel capacity as a result of the transformation to EAF steelmaking;

•	expected cost savings associated with the transformation to EAF steelmaking;

•

expected reduction in carbon dioxide emissions associated with the transformation to EAF steelmaking, including with respect to the impact of such reduction on its loan through the Net Zero Accelerator Initiative of the Federal Strategic Innovation Fund and carbon taxes payable;

•

the risks that higher cost of internally generated power and market pricing for electricity sourced from Algoma’s current grid in Northern Ontario could have an adverse impact on Algoma’s production and financial performance;

•	the risks that indigenous groups’ claims and rights to consultation and accommodation may affect the Corporation’s ability to complete the transformation to EAF steelmaking;

•	access to an adequate supply of the various grades of steel scrap at competitive prices;

•	the risks associated with the steel industry generally;

•	economic, social and political conditions in North America and certain international markets;

•	changes in general economic conditions, including ongoing market uncertainty and global geopolitical instability;

•	risks associated with inflation rates;

•	risks inherent in the Corporation’s corporate guidance;

•	failure to achieve cost and efficiency initiatives;

•	risks inherent in marketing operations;

•	risks associated with technology, including electronic, cyber and physical security breaches;

•	construction risks, including delays and cost overruns;

•	Algoma’s ability to enter into contracts to source steel scrap and the availability of scrap;

•	the availability of alternative metallic supply;

•	the Corporation’s expectation to declare and pay a quarterly dividend;

•	business interruption or unexpected technical difficulties, including impact of weather;

•	counterparty and credit risk;

•	labour interruptions and difficulties; and

•	changes in the Corporation’s credit ratings or the debt markets.

The preceding list is not intended to be an exhaustive list of all of Algoma’s forward-looking statements. The forward-looking statements are based on the Corporation’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to it. These statements are only predictions based upon the Corporation’s current expectations and projections about future events. There are important factors that could cause Algoma’s actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, readers should consider the risks provided under “Risk Factors” in this Prospectus and the documents incorporated by reference herein, including the Annual Information Form.

Readers should not rely upon forward-looking statements as predictions of future events. Although Algoma believes that the expectations reflected in the forward-looking statements are reasonable, the Corporation cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying assumptions will prove to be correct.

Except as required by law, the Corporation undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this Prospectus, whether as a result of new information, future events or otherwise or to explain any material difference between subsequent actual events and any forward-looking information.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with Canadian disclosure requirements, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), accessible at the SEC’s website: www.sec.gov.

The Corporation has filed or will file with the SEC a registration statement (the “Registration Statement”) on Form F-10 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS Accounting Standards, which differs from accounting principles generally accepted in the United States.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The Corporation’s functional currency is the U.S. dollar, which reflects the Corporation’s operational exposure to the U.S. dollar. The Corporation uses the Canadian dollar as its presentation currency. In accordance with IFRS Accounting Standards, all amounts presented are translated to Canadian dollars using the current rate method whereby all revenues, expenses and cash flows are translated at the average rate that was in effect during the period or presented at their Canadian dollar transactional amounts and all assets and liabilities are translated at the prevailing closing rate in effect at the end of the period. Unless otherwise stated, the figures included in this Prospectus are stated in Canadian dollars. Unless otherwise specified, all references herein to “C$” are to Canadian dollars and all references to “$” or “US$” are to U.S. dollars.

The high, low, closing rates and average for Canadian dollars in terms of the United States dollar for each of the periods indicated, as quoted by the Bank of Canada, were as follows:

	Nine months ended December 31(1)	Year ended March 31
	2024	2024	2023
High	1.4416	1.3875	1.3856
Low	1.3460	1.3128	1.2451
Rate at end of Period	1.4389	1.3487	1.3533
Average	1.3768	1.3574	1.3230

(1)	Effective November 5, 2024, the Corporation’s board of directors approved a change in the Corporation’s fiscal year-end from March 31 to December 31, effective as of December 31, 2024.

On July 17, 2025, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.3753.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Algoma owns or has rights to trademarks, trade names and service marks that used in connection with the operation of its business. In addition, the Corporation’s name, logo and website name and address are its trademarks or service marks. Other trademarks, trade names and service marks appearing in this Prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in Prospectus or the documents incorporated by reference herein are listed without the applicable ®, TM and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada (except for Quebec) and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained upon written request to the Corporation (at Algoma Steel Group Inc., 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Attention: General Counsel). These documents may also be found on the Corporation’s profile on SEDAR+ at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov and on the Corporation’s website at www.algoma.com. The filings of the Corporation through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Corporation with the appropriate securities commissions or similar regulatory authorities in each of the provinces and territories of Canada (except for Quebec), and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form (the “Annual Information Form”) of the Corporation for the nine month period ended December 31, 2024, dated March 12, 2025;

(b)

the audited consolidated financial statements of the Corporation as at December 31, 2024 and March 31, 2024 and for the nine month period ended December 31, 2024 and the year ended March 31, 2024, together with the reports of an independent registered public accounting firm thereon and the notes thereto;

(c)

the management’s discussion and analysis of the Corporation on the financial position and financial performance for the three and nine month periods ended December 31, 2024, the three month period ended December 31, 2023, and the twelve month period ended March 31, 2024 (the “Annual MD&A”);

(d)

the unaudited condensed interim consolidated financial statements of the Corporation as at March 31, 2025 and for the three month periods ended March 31, 2025 and 2024, together with the notes thereto (the “Interim Financial Statements”);

(e)

the management’s discussion and analysis of the Corporation on the financial position and financial performance for the three month periods ended March 31, 2025 and March 31, 2024 (the “Interim MD&A” and, collectively with the Annual MD&A, the “MD&A”); and

(f)	the management information circular of the Corporation dated May 1, 2025, prepared in connection with the annual meeting of shareholders of the Corporation held on June 24, 2025.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces and territories of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. In addition, any document or information incorporated by reference in this Prospectus filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to the Exchange Act, subsequent to the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities, except in cases where an exemption from such delivery requirements is available, together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

When the Corporation files a new annual information form, audited consolidated financial statements and related MD&A and, where required, they are accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related MD&A and all unaudited interim condensed consolidated financial statements and related MD&A for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim condensed consolidated financial statements and related MD&A being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited interim condensed consolidated financial statements and related MD&A filed prior to the filing of the new unaudited interim condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a management information circular in connection with an annual meeting being filed by the Corporation with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Deloitte LLP; (3) the consent of Goodmans LLP; (4) powers of attorney from certain of the Corporation’s directors and officers (included in the Registration Statement); and (5) the form of debt indenture. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

THE CORPORATION

The Corporation is a fully integrated steel producer of hot and cold rolled steel products, including coiled sheet and plate. With a current liquid steel production capacity of an estimated 2.8 million tons per year, the Corporation’s size and diverse capabilities enable the Corporation to deliver responsive, customer-driven product solutions to direct applications in the automotive, construction, energy, defense, and manufacturing sectors.

Algoma was organized under the laws of the Province of British Columbia in March 2021, as the parent holding company of Algoma Steel Inc., Algoma’s operating company. On October 19, 2021, Algoma consummated a business combination with Legato Merger Corp., a special purpose acquisition company, and became a publicly traded company with its Common Shares and Public Warrants trading on each of the TSX (under the symbols “ASTL” and “ASTL.WT”, respectively) and Nasdaq (under the symbols “ASTL” and “ASTLW”, respectively). The Corporation’s principal office is located at 105 West Street, Sault Ste. Marie, Ontario P6A 7B4, Canada and its telephone number is (705) 945-2351. Algoma’s website address is www.algoma.com.

For a further description of the business of the Corporation, see the section entitled “Description of the Business” in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

As at the date hereof, there have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Interim Financial Statements, which are incorporated by reference in this Prospectus. The terms of the Corporation’s various credit facilities and loans (as described fully in the MD&A) require the Corporation to satisfy various affirmative and negative covenants and to meet certain financial ratios and tests. As at the date hereof, the Corporation is in compliance with all applicable covenants to which it is currently subject pursuant to the aforementioned credit facilities and loans.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Corporation’s securityholders. The Prospectus Supplement that the Corporation will file in connection with any offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed by each selling securityholder;

•	the number or amount of Securities being distributed for the account of each securityholder;

•

the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Corporation’s outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to Algoma from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that Algoma spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus or any applicable Prospectus Supplement. See “Risk Factors”.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The Corporation may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Corporation may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers, designated by the Corporation from time to time. Each Prospectus Supplement will set forth the terms of the offering, including the number and terms of the Securities to which such Prospectus Supplement relates, the type of Security being offered, the method of distribution of such Securities, the name or names of any underwriters, dealers or agents with whom the Corporation has entered into arrangements with respect to the sale of such Securities and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

This Prospectus may also, from time to time, relate to the offering of the Corporation’s Securities by certain selling securityholders. The selling securityholders may sell all or a portion of the Corporation’s Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Corporation’s Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus. Only underwriters named in the applicable Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation and/or the selling securityholders to indemnification by the Corporation and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in NI 44-102 and subject to limitations imposed by, and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in connection with an “at-the-market distribution”, the underwriters, dealers or agents may, subject to applicable law, over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriter’s, dealer’s or agent’s over-allocation position acquires those Securities under this Prospectus, as supplemented by any Prospectus Supplement. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the “at-the-market” prospectus including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.

The Corporation and/or the selling securityholders may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

The authorized share capital of the Corporation consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value issuable in series. As of July 17, 2025, the last trading day prior to the date of this Prospectus, there were an aggregate of 104,933,802 Common Shares issued and outstanding and no Preferred Shares issued and outstanding. In addition, as of July 17, 2025, there were (i) up to 24,178,999 Common Shares issuable from time to time upon the exercise of the Public Warrants, (ii) up to 2,471,427 Common Shares issuable upon exercise of certain replacement long-term incentive plan awards issued by the Corporation (including up to 649,663 Common Shares issuable upon exercise of awards granted in respect of earnout rights), and (iii) up to 5,862,397 Common Shares issuable upon the exercise of awards granted pursuant to the Corporation’s omnibus incentive plan. The Common Shares may be offered separately or together with other Securities, as the case may be.

Holders of Common Shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share entitles its holder to one vote. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election.

The Corporation has adopted advance notice provisions with respect to the election of directors (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings of shareholders; (ii) ensure that all shareholders receive adequate notice of director nominations and sufficient information with respect to all director nominees; and (iii) allow shareholders to register an informed vote. The Advance Notice Provisions fix a deadline by which holders of record of Common Shares must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation.

Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation’s Board of Directors at its discretion from funds properly applicable to the payment of dividends, subject to the rights, if any, of shareholders holding shares with special rights to dividends. Holders of Common Shares are also entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation.

Although the articles of the Corporation provide for the potential issuance of Preferred Shares, there is currently no other series or class of shares outstanding which ranks senior in priority to the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Common Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Preferred Shares

The authorized share capital of the Corporation consists of an unlimited number of Preferred Shares without par value issuable in series. As of July 18, 2025, there were no Preferred Shares issued and outstanding. The Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares may, at any time or from time to time, be issued in one or more series. The Corporation’s Board of Directors shall fix before issue, the number of, the consideration per share of, the designation of, and the provisions attaching to the shares of each series. Except as required by law or as otherwise determined by the Corporation’s Board of Directors in respect of a series of shares, the holder of a Preferred Share shall not be entitled to vote at meetings of shareholders. The Preferred Shares of each series rank on a priority with the Preferred Shares of every other series and are entitled to preference over the Common Shares and any other shares ranking subordinate to the Preferred Shares with respect to priority and payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. The Preferred Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Debt Securities

In this description of Debt Securities, “Algoma” or the “Corporation” refer to Algoma Steel Group Inc., but not to the Corporation’s subsidiaries. As of July 18, 2025, there were no Debt Securities issued and outstanding that were issued pursuant to any prospectus or registration statement. The Debt Securities may be offered separately or together with other Securities, as the case may be.

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. Algoma may issue Debt Securities in one or more series under an indenture to be entered into between the Corporation and one or more trustees. Such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of indenture relating to the Debt Securities has been filed as an exhibit to Algoma’s Registration Statement filed with the SEC. The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the Debt Securities, once it has been entered into. If Debt Securities are issued, Algoma will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information.

The Corporation on a consolidated basis has, and in the future again may, also issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The indenture will not limit the aggregate principal amount of Debt Securities that Algoma may issue under the indenture and will not limit the amount of other indebtedness that Algoma may incur. The indenture will provide that Algoma may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be the Corporation’s unsecured obligations. The indenture will also permit the Corporation to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that the Corporation offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to, or rank pari passu with, the Corporation’s other liabilities or obligations;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which Algoma may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which Algoma will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which Algoma will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places Algoma will pay principal, premium, if any, and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer or exchange;

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whether and under what circumstances Algoma will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms Algoma will have the option to redeem the Debt Securities rather than pay the additional amounts;

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whether Algoma will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	whether Algoma may redeem the Debt Securities at its option and the terms and conditions of any such redemption;

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the denominations in which Algoma will issue any registered Debt Securities, if other than denominations of US$2,000 and any multiple of US$1,000 in excess thereof and, if other than denominations of US$5,000, the denominations in which any unregistered Debt Security shall be issuable;

•	whether Algoma will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of its Common Shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether Algoma will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether Algoma will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which Algoma may redeem the Debt Securities prior to maturity and the price or prices of which and the currency or currency units in which the Debt Securities are payable;

•	any changes or additions to events of default or covenants;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	any mandatory or optional redemption or sinking fund or analogous provisions;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require the Corporation to repurchase the Debt Securities and there will be no increase in the interest rate if Algoma becomes involved in a highly leveraged transaction or has a change of control.

Algoma may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. Algoma may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, Algoma will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

Algoma may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, Algoma may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, the Corporation’s Debt Securities will be unsecured obligations and will rank equally with all of the Corporation’s other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of the Corporation’s subsidiaries.

The Corporation’s Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of the Corporation’s other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. Algoma anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Corporation if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of Algoma, the trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Algoma expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. Algoma also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, Algoma will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, Algoma may at any time and in its sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at Algoma’s option Algoma can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Corporation.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but Algoma may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

Algoma shall not be required to:

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issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant redemption date if the Debt Securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

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issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the indenture with respect to the Debt Securities of that series:

•	Algoma fails to pay principal of, or any premium on, any Debt Security of that series when it is due and payable;

•	Algoma fails to pay interest or any additional amounts payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	Algoma fails to make any required sinking fund or analogous payment for that series of Debt Securities;

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Algoma fails to comply with any of its other agreements in the indenture that affect or are applicable to the Debt Securities for 90 days after written notice by the trustee or to the Corporation and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

•	certain events involving the Corporation’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require the Corporation to repay immediately:

•	the entire principal and interest and premium, if any, of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Corporation’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of all series of Debt Securities affected by an event of default may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

Algoma will be required to furnish to the trustee a statement annually as to its compliance with all conditions and covenants under the indenture and, if Algoma is not in compliance, it must specify any defaults. Algoma will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When Algoma uses the term “defeasance”, it means discharge from some or all of its obligations under the indenture. Unless otherwise specified in the applicable Prospectus Supplement, if Algoma deposits with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at its option:

•	Algoma will be discharged from the obligations with respect to the Debt Securities of that series; or

•	Algoma will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Corporation.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the Corporation’s defeasance option, Algoma must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of Algoma’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If Algoma is to be discharged from its obligations with respect to the Debt Securities, and not just from its covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before Algoma may exercise its defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	Algoma is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by the Corporation and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a Debt Security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	adversely affect the holder’s right to require the Corporation to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by the Corporation with certain provisions of the indenture. However, these holders may not waive a default in any payment on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

Algoma may modify the indenture without the consent of the holders to:

•	evidence its successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The indenture may contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains Algoma’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Enforceability of Judgments

Since a substantial portion of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation may need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Corporation’s assets. The Corporation has been advised by its Canadian counsel, Goodmans LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws. See “Enforceability of Certain Civil Liabilities” below.

Subscription Receipts

As of July 18, 2025, there were no Subscription Receipts outstanding. The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The Subscription Receipts may be offered separately or together with other Securities, as the case may be.

Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Securities or a combination of Securities. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Subscription Receipts being offered;

•	the price at which such Subscription Receipts will be offered;

•

the designation, number and terms of the Securities to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Securities;

•	the procedures for the issuance and delivery of the Securities to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of such Subscription Receipts upon delivery of the Securities upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•

the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•	whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Corporation will apply to list such Subscription Receipts on any exchange;

•	material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

•	any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Securities on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

As of July 18, 2025, there were no Units outstanding. The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. The Units may be offered separately or together with other Securities, as the case may be.

Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included security comprising part of such Unit).

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Units being offered;

•	the price at which such Units will be offered;

•	the designation and terms of such Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of such Units or of the Securities comprising the units;

•	whether such Units will be issued in fully registered or global form;

•	whether the Corporation will apply to list such Units on any exchange;

•	material United States and Canadian federal income tax consequences of owning such Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

•	any other material terms or conditions of such Units.

Warrants

As of July 18, 2025, no Warrants were outstanding other than the Public Warrants. The following description sets forth certain general terms and provisions of Warrants that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be.

Warrants may be issued at various times which will entitle the holders thereof to Common Shares, Preferred Shares, Subscription Receipts, Units or Debt Securities. Warrants will be issued pursuant to one or more warrant indentures to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent that will be named in the relevant Prospectus Supplement.

The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. Readers should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering of Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Warrants being offered;

•	the price at which such Warrants will be offered;

•

the designation, number and terms of the Common Shares, Preferred Shares, Units or Debt Securities, as applicable, purchasable upon exercise of such Warrants, and procedures that will result in the adjustment of those numbers;

•	the date on which the right to exercise such Warrants will commence and the date on which the right will expire;

•	the exercise price of such Warrants;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which such Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of such Warrants;

•	whether such Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•

provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Preferred Shares, Units, Debt Securities or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	material United States and Canadian federal income tax consequences of owning such Warrants; and

•	any other material terms or conditions of such Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada and/or to an investor who is a non-resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

Information in respect of prior sales of Common Shares, Warrants and other Securities distributed under this Prospectus and for Securities that are convertible or exchangeable for Common Shares, Warrants, or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares, Warrants or such other Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX in Canada and listed on Nasdaq in the United States, in each case under the trading symbol “ASTL”. The outstanding Public Warrants are listed and posted for trading on the TSX and listed on Nasdaq under the symbols “ASTL.WT” and “ASTLW”, respectively. The trading price and volume of the Common Shares during the previous 12-month period will be provided as required in each Prospectus Supplement.

RISK FACTORS

Any prospective investor should carefully consider the information contained in this Prospectus and any Prospectus Supplement (including, without limitation, the documents incorporated by reference herein and therein, including under “Risk Factors” in the Annual Information Form) before purchasing any of the Securities distributed under a Prospectus Supplement. Discussions of certain risks affecting Algoma in connection with its business are provided in its disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus. These risk factors could materially affect the Corporation’s future operating results and could cause actual events to differ materially from those described in the forward-looking statements relating to the Corporation. The risks described in this Prospectus and any accompanying Prospectus Supplement and the documents incorporated by reference herein and therein are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation, or that the Corporation currently deems immaterial, may also materially and adversely affect its business.

INTERESTS OF EXPERTS

Deloitte LLP is the independent registered public accounting firm of the Corporation and is independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States). The offices of Deloitte LLP are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.

LEGAL MATTERS

Certain legal matters in connection with an offering will be passed upon on behalf of the Corporation by Goodmans LLP, as to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, as to United States legal matters. As of the date hereof, the partners and associates of Goodmans LLP own, directly or indirectly, less than 1% of any class of the Corporation’s securities.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Corporation is a British Columbia corporation and its principal place of business is in Canada. The majority of the directors and officers of the Corporation and the experts named in this Prospectus and the documents incorporated by reference herein are resident outside of the United States and a substantial portion of its assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation or its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. The Corporation has been advised by its Canadian counsel, Goodmans LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Goodmans LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or “blue sky” laws.

The Corporation has filed or will file with the SEC, concurrently with the Registration Statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation will appoint Algoma Steel USA Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada adopted substantively harmonized blanket orders, including in Ontario, Ontario Instrument 44-501 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in the other jurisdictions, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders, which came into force on January 4, 2022, were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records by providing relief from certain prospectus requirements under National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 – Shelf Distributions (“NI 44-102”). In Ontario, the WKSI Blanket Orders were extended by Ontario Instrument 44-502 – Extension of Exemption for Well-known Seasoned Issuers (Interim Class Order) and subsequently codified on a permanent basis through the adoption of OSC Rule 44-503, which came into force on January 4, 2025. OSC Rule 44-503 is intended to maintain the WKSI exemption until the Canadian Securities Administrators implement permanent amendments to NI 44-102.

The WKSI regime permits an issuer that qualifies as a “well-known seasoned issuer” (a “WKSI”) to file a final short form base shelf prospectus as the first public step in a distribution, without the requirement to file and obtain a receipt for a preliminary base shelf prospectus, and exempts WKSIs from certain disclosure requirements in respect of such final base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a WKSI under the WKSI Blanket Orders and OSC Rule 44-503 and is relying on the WKSI exemption in connection with the filing of this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCA”), a corporation may indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, which we refer to as an eligible party, against all judgments, penalties or fines, including an amount paid to settle an action or satisfy a judgment, and after final disposition may pay all costs, charges and expenses reasonably incurred by him or her, in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (1) in relation to the subject matter of the claim, the individual acted honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; and (2) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an eligible party if it is prohibited from doing so under its articles, even if it had agreed to do so by an indemnification agreement (provided that the articles prohibited indemnification when the indemnification agreement was made). A corporation may advance the expenses of an eligible party as they are incurred in an eligible proceeding only if the eligible party has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the eligible party will repay any amounts advanced. On application from the corporation or an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of liabilities or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

The restated articles of the Registrant (the “Restated Articles”) require the Registrant to indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to the BCA, the Registrant may also indemnify any other person. In addition, the Restated Articles specify that failure of an eligible party to comply with the provisions of the BCA or Restated Articles, or if applicable, any former legislation or articles, will not invalidate any indemnity to which he or she is entitled. The Restated Articles also allow for the Registrant to purchase and maintain insurance for the benefit of specified eligible parties.

The Registrant has entered into agreements with its directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being or having been (i) an officer or director of the Registrant or (ii) an officer or director of another corporation, or a similar role with another entity, including a partnership, trust, joint venture or other unincorporated entity, if the Indemnitee serves such organization at the Registrant’s request.

The Registrant has purchased insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Exhibits

Exhibit Number	Description

4.1	Annual information form of the Registrant for the nine month period ended December 31, 2024 (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 40-F (File No. 001-40924), filed with the Commission on March 13, 2025 (the “Form 40-F”)).

4.2

Audited consolidated financial statements of the Registrant as at December 31, 2024 and March 31, 2024 and for the nine month period ended December 31, 2024 and the year ended March 31, 2024, together with the reports of an independent registered public accounting firm thereon and the notes thereto (incorporated by reference from Exhibit 99.3 to the Form 40-F).

4.3	Management’s discussion and analysis of the Registrant on the financial position and financial performance for the three and nine month periods ended December 31, 2024, the three month period ended December 31, 2023, and the twelve month period ended March 31, 2024 (incorporated by reference from Exhibit 99.2 to the Form 40-F).

4.4	Management’s discussion and analysis of the Registrant for the three month period ended March 31, 2025 (incorporated by reference from Exhibit 99.2 to the Registrant’s Form 6-K (File No. 001-40924), filed with the Commission on April 30, 2025).

4.5

Unaudited condensed interim consolidated financial statements of the Registrant as at March 31, 2025 and for the three month periods ended March 31, 2025 and 2024, together with the notes thereto (incorporated by reference from Exhibit 99.3 to the Registrant’s Form 6-K (File No. 001-40924), filed with the Commission on April 30, 2025).

4.6	Notice of annual meeting of shareholders and management information circular of the Registrant dated May 1, 2025, relating to the annual meeting of the Registrant’s shareholders held on June 24, 2025 (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K (File No. 001-40924), filed with the Commission on May 21, 2025).

5.1	Consent of Deloitte LLP.

5.2	Consent of Goodmans LLP.

6.1	Powers of attorney (included on the signature pages of the Registration Statement).

7.1	Form of Indenture (incorporated by reference from Exhibit 7.1 to the Registrant’s Registration Statement on Form F-10 (File No. 333-272816) filed with the Commission on June 21, 2023).

107	Filing Fee Table.

II-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sault Ste. Marie, Province of Ontario, Canada, on this 18th day of July, 2025.

ALGOMA STEEL GROUP INC.

By:	/s/ Michael D. Garcia
Name: Michael D. Garcia
Title: Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Michael Garcia, Rajat Marwah and John Naccarato, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael D. Garcia Michael D. Garcia	Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2025

/s/ Rajat Marwah Rajat Marwah	Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2025

/s/ Andy Harshaw Andy Harshaw	Director	July 18, 2025

/s/ David Sgro David Sgro	Director	July 18, 2025

/s/ Eric S. Rosenfeld Eric S. Rosenfeld	Director	July 18, 2025

/s/ Gale Rubenstein Gale Rubenstein	Director	July 18, 2025

/s/ James Gouin James Gouin	Director	July 18, 2025

/s/ Mary-Anne Bueschkens Mary Anne Bueschkens	Director	July 18, 2025

/s/ Sanjay Nakra Sanjay Nakra	Director	July 18, 2025

/s/ Sean Donnelly Sean Donnelly	Director	July 18, 2025

/s/ Melinda J. Newman Melinda J. Newman	Director	July 18, 2025

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in its capacity as the duly authorized representative of Algoma Steel Group Inc. in the United States, on this 18th day of July, 2025.

ALGOMA STEEL USA INC. Authorized representative in the United States

By:	/s/ Rajat Marwah
Name: Rajat Marwah
Title: President, Chief Financial Officer and Secretary